
                        UNITIL CORPORATION (COMPANY ONLY)

                           BALANCE SHEETS (000's) (A)


ASSETS                                        June 30,
                                                2000            Adjustments          Pro Formed
                                           ---------------     ---------------    -----------------
Other Property and Investments

Investment in Associate Companies                 $67,725          #REF!      (E)      #REF!
Other Investments                                   4,408                                    4,408
                                           ---------------     ---------------    -----------------
     Net Service Property And Investments          72,133          #REF!               #REF!
                                           ---------------     ---------------    -----------------



Current Assets:
  Cash                                              2,074                                    2,074
  Due from Affiliates                               2,038          #REF!      (B)      #REF!
  Refundable Taxes                                    116                                      116
                                           ---------------     ---------------    -----------------
    Total Current Assets                            4,228                              #REF!


Noncurrent Assets                                     173                                      173
                                           ---------------     ---------------    -----------------
    TOTAL                                         $76,534          #REF!               #REF!
                                           ===============     ===============    =================


       (The accompanying Notes are an integral part of these statements.)


                        UNITIL CORPORATION (COMPANY ONLY)

                           BALANCE SHEETS (000's) (A)


                                              June 30,
CAPITALIZATION AND LIABILITIES:                 2000            Adjustments          Pro Formed
                                           ---------------     ---------------    -----------------
Capitalization:
  Common Stock Equity                             $57,707                                  $57,707
                                           ---------------     ---------------    -----------------
         Total Capitalization                      57,707                                   57,707


Current Liabilities:
  Short-Term Debt                                  16,700          #REF!      (D)      #REF!
  Account Payable                                     200                                      200
  Due to Affiliates                                    33                                       33
  Dividends Declared and Payable                    1,775                                    1,775
  Interest Payable                                    119          #REF!      (B)      #REF!
                                           ---------------     ---------------    -----------------
         Total Current Liabilities                 18,827          #REF!               #REF!


                                           ---------------     ---------------    -----------------
         TOTAL                                    $76,534          #REF!               #REF!
                                           ===============     ===============    =================


       (The accompanying Notes are an integral part of these statements.)

                        UNITIL CORPORATION (COMPANY ONLY)

                        STATEMENT OF EARNINGS (000's) (A)


                                           Six Months Ended
                                              June 30,
                                                2000            Adjustments          Pro Formed
                                            ---------------     ---------------    -----------------
Operating Expenses:
  Operating Expenses, Other                          $248                                     $248
  Provisions for Taxes:
    Federal and State Income                          (32)                                     (32)
                                           ---------------     ---------------    -----------------
      Total Operating Expenses                        216                                      216
                                           ---------------     ---------------    -----------------

Operating Income                                     (216)                                    (216)

Non-operating Income                                3,410          #REF!      (B)      #REF!
                                           ---------------     ---------------    -----------------

Income Before Interest Expense                      3,194          #REF!               #REF!

  Interest Expense, Net                                            #REF!      (C)      #REF!
                                           ---------------     ---------------    -----------------


Net Income                                         $3,194                              #REF!
                                           ===============     ===============    =================


       (The accompanying Notes are an integral part of these statements.)

                        UNITIL CORPORATION (Company Only)

                     Notes to Pro Forma Financial Statements

(A) These statements have been pro formed to reflect an increase in Short-Term Debt to the requested borrowing limit and the corresponding impact on Interest Expenses and Non-operating Income.

(B) Assumes interest costs will be billable through the Cash Pool to the client companies and will become a receivable.

(C) The cost of this increase in Short-Debt is reflected in higher interest costs for the six months period.

(D) Reflects the incremental increase in Short-Term Debt to reach the borrowing limit.

(E)  Assumes all borrowed funds are reflected as an investment in the Cash Pool.